Exhibit 99.3

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C. 20006

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2021 (January 12, 2021)

AMALGAMATED BANK

(Exact name of registrant as specified in its charter)

New York	13-4920330
(State or other jurisdiction of incorporation)	(IRS employer identification no.)

275 Seventh Avenue, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	AMAL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Amalgamated Bank (the “Bank”) held a Special Meeting of Stockholders virtually on January 12, 2021 related to the proposed reorganization of the Bank into a holding company form of ownership (the “Special Meeting”). Of the 31,049,525 shares of the Bank’s Class A common stock outstanding and entitled to vote at the Special Meeting, there were present, in person or by proxy, 28,174,907 shares, representing approximately 90.74% of the total outstanding shares. At the Special Meeting, the Bank’s stockholders voted on two proposals, as described in greater detail in the Proxy Statement and Prospectus for the Special Meeting and cast their votes as described below:

Proposal 1. The Reorganization Proposal

The Bank’s stockholders approved a Plan of Acquisition, pursuant to which the Bank will reorganize and become a wholly owned subsidiary of Amalgamated Financial Corp., a Delaware public benefit corporation. The following is a tabulation of the voting results:

FOR 25,582,258     AGAINST 2,577,951     ABSTENTIONS 12,019     BROKER NON-VOTES 2,679

Proposal 2. The Adjournment Proposal

The Bank’s stockholders approved a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in favor of Proposal 1, the reorganization proposal. The adjournment of the Special Meeting was not necessary because the Bank’s stockholders approved Proposal 1. The following is a tabulation of the voting results:

FOR 25,615,425     AGAINST 2,549,486     ABSTENTIONS 9,996     BROKER NON-VOTES 0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED BANK

By:	/s/ Andrew LaBenne
Name:	Andrew LaBenne
Title:	Chief Financial Officer and Senior
Executive Vice President

Date: January 14, 2021